Exhibit 99.1

D&K Healthcare Resources Reports 3rd Quarter Income - Continued Strong Independent and Regional Sales Growth

     ST. LOUIS--(BUSINESS WIRE)--April 28, 2005--D&K Healthcare Resources, Inc. (NASDAQ:DKHR):

     -- Company reports diluted earnings per share of $0.25 for the third quarter of fiscal 2005,

     --   Independent and regional pharmacies sales for the quarter grew 33%

     --   Company revises guidance for remainder of fiscal 2005

     D&K Healthcare Resources, Inc. (NASDAQ:DKHR) reported today that diluted earnings per share (EPS) for the third quarter of fiscal 2005 were $0.25 compared to $0.38 in the prior year quarter. The reduction in EPS from last year reflects the transition from a "buy and hold" to a "fee for service" industry model which decrease the contribution by the national accounts trade class as it reduced the amount of inventory available to this trade class. Similar to the Company's first and second quarter results, product price increases were lower than previous years, contributing to the unfavorable quarterly results. Sales in the independent and regional pharmacies trade class increased 33% over last year, continuing the strong growth shown during the first half of fiscal 2005.
     "We continue to face the industry issues that are creating a period of uncertainty for wholesale drug distributors," said J. Hord Armstrong, III, D&K Healthcare's Chairman and Chief Executive Officer. "Despite industry issues, D&K delivered strong third quarter sales growth in our core independent and regional pharmacy business. Our strategy of focusing on our distinct capabilities to service this customer segment continues to produce very positive top line growth, which we believe will produce favorable earnings as industry issues are resolved over the next several quarters."

     Performance Highlights

     -- Net sales in the independent and regional pharmacies trade class increased 33% in the fiscal 2005 third quarter driven primarily by new business wins and improving sales trends in D&K's service territory.

     -- The inventory balance at March 31, 2005 was $431 million, down $71 million or 14.1% compared to the year ago balance, and down 6.5% compared to the June 30, 2004 balance. Inventory was also down 29.5% from December 31, 2004 levels. The decreases in inventory reflect a combination of the normal seasonal sell-down of inventory that occurs in the March quarter and the impact of the transition to the "fee for service" industry model that continue to reduce special purchasing opportunities.

     -- The long-term debt balance at March 31, 2005 was $267 million compared to $308 million at June 30, 2004 and $384 million a year ago. These decreases relate primarily to lower inventory levels. The balance also represents a reduction of $177 million from December 31, 2004 levels.

     -- A summary of net sales by class of trade for the third quarter and first nine months of fiscal 2005 follows.


                          Net Sales Summary
                            (In Thousands)
----------------------------------------------------------------------
                                      % Change              % Change
                                         vs.                 vs. First
                             Third      Third   First Nine     Nine
                            Quarter    Quarter   Months of   Months of
                            of Fiscal  Fiscal     Fiscal      Fiscal
                              2005      2004       2005        2004
-------------------------- ---------- --------- ----------- ----------
Independent and Regional
 Pharmacies(1)              $722,177     +33.4  $2,059,739      +63.7%
National Accounts            168,817     -35.4     333,260      -29.5
Other Healthcare
 Providers(2)                 29,406      +1.9      88,993       +6.4
PBI, Inc.                      2,371     +12.9       6,977       +4.2
Software Services/Other        1,079    +104.0       3,395      +44.8
                           ----------           -----------
Total                       $923,850     +10.8  $2,492,364      +36.7
-------------------------- ---------- --------- ----------- ----------

The Walsh acquisition was completed on December 5, 2003. As such, the nine month percentage change calculation includes a six month period benefited by additional Walsh sales, as follows:

(1) Nine month sales figures include Walsh sales of $424,456 for the six months ended December 31, 2004. The corresponding period of fiscal 2004 included $52,949 related to Walsh.

(2) Nine month sales figures include Walsh sales of $4,845 for the six months ended December 31, 2004. The corresponding period of fiscal 2004 included $1,430 related to Walsh.


     Company-wide Performance

     D&K reported gross profit of $34.1 million, down 2.9% compared to $35.2 million in the year ago quarter. Gross profit as a percent of sales, or gross margin, was 3.70% compared to last year's second quarter gross margin of 4.22%. The gross profit and margin declines reflect lower product price increases in combination with current competitive market pressures. Operating expenses increased to $22.7 million from $21.4 million in the year ago quarter, driven by higher volume, but decreased as a percentage of sales from 2.57% to 2.46%. Income from operations as a percent of sales, or operating margin, declined to 1.23% from 1.65% in last year's third quarter reflecting the impact of lower gross profit margins.
     Net interest expense increased to $5.4 million compared to $4.5 million in the year ago period, primarily as a result of higher interest rates that were partially offset by lower average borrowing levels.

     Outlook

     Management currently expects diluted EPS to be within the range of $0.10 to $0.15 in fiscal year 2005. This outlook compares with $0.71 per diluted share earned in fiscal 2004, which included two legal settlement gains ($0.14 per diluted share). The Company targets net sales of $3.25 billion to $3.3 billion in fiscal 2005, compared to fiscal 2004 sales of $2.5 billion.
     "This outlook attempts to take into account the changing distribution industry model, changes in manufacturers' inventory management practices, and changes in product pricing practices," said Armstrong. "The revised earnings guidance from last quarter is a reflection of lower than anticipated price increases by manufacturers and competitive market pressures."

     Other News

     As previously announced, the distribution center in Paragould, Arkansas ceased delivery operations in April 2005. The majority of the customers from this distribution center are now served by either our Cape Girardeau, Missouri distribution center or our newly-opened distribution center outside Birmingham, Alabama. The Company also announced that the Owensboro, Kentucky distribution center will be consolidated into our Lexington and Cape Girardeau facilities by fiscal year end.

     Today's Conference Call Webcast

     Today, at 10:00 a.m. Eastern time, D&K Healthcare will host a live audio webcast of its discussion with the investment community regarding the Company's fiscal 2005 third-quarter results. The webcast can be accessed at www.dkhealthcare.com. Following the live discussion, a replay of the webcast will be available through May 12, 2005.

     Company Description

     D&K Healthcare Resources, Inc., which had fiscal 2004 sales of $2.5 billion, is a full-service wholesale distributor of branded and generic pharmaceuticals and over-the-counter health and beauty aid products. Headquartered in St. Louis, D&K serves three classes of customers from eight distribution centers: independent and regional pharmacies with locations in one or more of 27 states, primarily in the Midwest, Upper Midwest and South; national accounts that operate locations in multiple regions of the United States; and other healthcare providers including hospitals, alternate-site care providers, and pharmacy benefit management companies in its primary distribution area. D&K also offers a number of proprietary information systems, marketing and business management solutions, and owns Pharmaceutical Buyers, Inc., a leading alternate-site group purchasing service located in Broomfield, CO. More information can be found at www.dkhealthcare.com.

     Forward-looking Statements

     This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently subject to risks and uncertainties. The company's actual results could differ materially from those currently anticipated due to a number of factors, including without limitation, the competitive nature of the wholesale pharmaceutical distribution industry with many competitors having substantially greater resources than D&K Healthcare, the company's ability to maintain or improve its operating margins with the industry's competitive pricing pressures, the company's customers and suppliers generally having the right to terminate or reduce their purchases or shipments on relatively short notice, the ability to maintain prime vendor status with cooperative buying groups, the availability of investment purchasing opportunities, the company's ability to complete and integrate acquisitions successfully, the changing business and regulatory environment of the healthcare industry in which the company operates, including manufacturers' pricing or distribution policies or practices, changes in private and governmental reimbursement or in the delivery systems for healthcare products, changes in interest rates, and other factors set forth in reports and other documents filed by D&K Healthcare with the Securities and Exchange Commission from time to time. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. D&K Healthcare undertakes no obligation to publicly update or revise any forward-looking statements.


                    D&K HEALTHCARE RESOURCES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (In thousands, except per share data)


                                      Three Months Ended
                         ---------------------------------------------
                                        (Unaudited)

                        Mar. 31,    % of    Mar. 31,   % of       %
                          2005    Net Sales   2004   Net Sales Change
                        ----------------------------------------------

Net sales               $923,850    100.00% $833,933   100.00%   10.8%
Cost of sales            889,705     96.30%  798,756    95.78%   11.4%
                        ---------           ---------

   Gross profit           34,145      3.70%   35,177     4.22%   -2.9%

Operating expenses        22,740      2.46%   21,436     2.57%    6.1%
                        ---------           ---------

  Income from
   operations             11,405      1.23%   13,741     1.65%  -17.0%

Other income (expense):
  Interest expense, net   (5,421)    -0.59%   (4,502)   -0.54%   20.4%
  Other, net                (130)    -0.01%     (107)   -0.01%   21.5%
                        ---------           ---------

Pretax earnings            5,854      0.63%    9,132     1.10%  -35.9%

Income tax provision      (2,301)    -0.25%   (3,561)   -0.43%  -35.4%
Minority interest              -      0.00%     (167)   -0.02% -100.0%
                        ---------           ---------


Net income                $3,553      0.38%   $5,404     0.65%  -34.3%
                        =========           =========



Earnings per share -
 basic                     $0.25               $0.39

Earnings per share -
 diluted                   $0.25               $0.38



Basic common shares
 outstanding              14,102              13,928
Diluted common shares
 outstanding              14,177              14,108




Supplemental Information to the
Condensed Consolidated Statements of Operations
(In thousands)
                            Three Months Ended
                       ------------------------------
                        Mar. 31,            Mar. 31,
                          2005                2004
                        ---------           ---------
Reconciliation of non-
 GAAP financial
 measurement :

Income from operations   $11,405             $13,741
Depreciation and
 amortization              1,451               1,407
Other income, net           (130)               (107)
                        ---------           ---------
EBITDA                   $12,726             $15,041
                        =========           =========


EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The company believes EBITDA is a relevant measure of financial performance as it is a more representative measure of operating cash flow.




                    D&K HEALTHCARE RESOURCES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                (In thousands, except per share data)

                                        Nine Months Ended
                           -------------------------------------------
                                          (Unaudited)


                     Mar. 31,     % of     Mar. 31,     % of      %
                       2005     Net Sales    2004    Net Sales  Change
                    --------------------------------------------------

Net sales           $2,492,364    100.00% $1,823,426    100.00%  36.7%
Cost of sales        2,409,033     96.66%  1,750,706     96.01%  37.6%
                    -----------           -----------

   Gross profit         83,331      3.34%     72,720      3.99%  14.6%

Operating expenses      66,618      2.67%     50,471      2.77%  32.0%
                    -----------           -----------

  Income from
   operations           16,713      0.67%     22,249      1.22% -24.9%

Other income
 (expense):
  Interest expense,
   net                 (14,933)    -0.60%     (9,980)    -0.55%  49.6%
  Other, net               (14)     0.00%        224      0.01%   n/m
                    -----------           -----------

Pretax earnings          1,766      0.07%     12,493      0.69% -85.9%

Income tax
 provision                (707)    -0.03%     (4,872)    -0.27% -85.5%
Minority interest         (185)    -0.01%       (573)    -0.03% -67.7%
                    -----------           -----------

Net income                $874      0.04%     $7,048      0.39% -87.6%
                    ===========           ===========



Earnings per share
 - basic                 $0.06                 $0.51

Earnings per share
 - diluted               $0.06                 $0.49

Basic common shares
 outstanding            14,125                13,937
Diluted common
 shares outstanding     14,238                14,144





Supplemental Information to the
Condensed Consolidated Statements of Operations
(In thousands)
                          Nine Months Ended
                    ---------------------------------
                      Mar. 31,              Mar. 31,
                       2005                  2004
                    -----------           -----------
Reconciliation of
 non-GAAP financial
 measurement :

Income from
 operations            $16,713               $22,249
Depreciation and
 amortization            4,245                 2,722
Other income, net          (14)                  224
                    -----------           -----------
EBITDA                 $20,944               $25,195
                    ===========           ===========

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The company believes EBITDA is a relevant measure of financial performance as it is a more representative measure of operating cash flow.




                    D&K HEALTHCARE RESOURCES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS


                                                  Mar. 31,   June 30,
(in thousands)                                      2005       2004
                                                 ----------- ---------
                                                 (unaudited)
Assets

Cash                                                 $7,082   $12,499
Accounts receivable                                 166,877   130,770
Inventories                                         431,219   461,295
Other current assets                                 28,383    29,736
                                                 ----------- ---------
   Total current assets                             633,561   634,300
Property and equipment, net                          23,679    24,494
Other assets                                         19,282    14,298
Goodwill, net of accumulated amortization            72,197    64,233
Other intangible assets, net of accumulated
 amortization                                         9,664     6,546
                                                 ----------- ---------
   Total assets                                    $758,383  $743,871
                                                 =========== =========


Liabilities and Stockholders' Equity

Accounts payable                                   $273,620  $219,580
Current portion long-term debt                        2,504       676
Other current liabilities                            26,543    31,144
                                                 ----------- ---------
   Total current liabilities                        302,667   251,400
Long-term liabilities                                 1,383     2,663
Long-term debt                                      266,929   307,693
Deferred income taxes                                 5,577     2,785
Stockholders' equity                                181,827   179,330
                                                 ----------- ---------
   Total liabilities and stockholders' equity      $758,383  $743,871
                                                 =========== =========


     CONTACT: D&K Healthcare Resources Inc., St. Louis
              Investor Relations: 314-290-2671
              www.dkhealthcare.com